Contact:

Scott M. Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation
602.504.5161
stsujita@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Corporation Names Philippe Tartavull President
Payment Industry Veteran Will Focus On Sales Growth

PHOENIX, January 17, 2007 – Hypercom Corporation (NYSE: HYC) announced today the appointment of Philippe Tartavull as President, effective February 6, 2007. He will report to Hypercom Chief Executive Officer William Keiper. For the past nine years Mr. Tartavull served as President of Oberthur Card Systems USA, the Americas subsidiary of the global smart card leader headquartered in France.

As President of Hypercom, Mr. Tartavull will have responsibility for sales, marketing, product development and services on a global basis. Mr. Keiper will retain responsibility for finance, investor relations, business development, legal and human resources. Mr. Keiper will also retain responsibility for technology direction and product manufacturing and materials.

“Philippe Tartavull has a wealth of expertise in sales, marketing and product development, strength in technology, extensive experience in the payments business, and a well-developed international perspective. These are critical to accelerate the growth of Hypercom’s global revenue and market share,” said Mr. Keiper. “Philippe’s strengths will leverage the foundation built over the last 18 months by our new management team. The Hypercom management team has streamlined our company, developed excellent fiscal controls and has introduced a variety of new products, new distribution channels, and diversified revenue streams across the areas of payment terminals, payments networking and services.”

“Hypercom’s exceptional engineering capabilities and technology open exciting new avenues with tremendous opportunities in an array of areas ranging from mobile migration to enhanced sophistication in security and identification technologies,” said Mr. Tartavull.

About Philippe Tartavull

Mr. Tartavull has more than 20 years of experience in the electronic payment, smart card and system integration and information technology industries in the US and abroad.

Since 1998 he has been President of Oberthur Card Systems USA, following a year as that company’s chief operating officer. Oberthur is one of the world’s leading providers of card-based solutions including SIM (Subscriber Identity Module) and multi-application smart cards as well as related software, applications and services. The company targets the payment, mobile communications, identification, transit and multimedia markets, with customers that include all of the top 20 US financial institutions, major telco operators and healthcare providers, and the US government.

From 1988 to 1998, Mr. Tartavull served as President and Chief Executive Officer of Thales/Syseca, Inc, a provider of system integration services and mission-critical software for the transportation and utilities industries.

His previous positions included Vice President of Sales and Marketing for Syseca SA, Europe and North America, and managerial positions with Compagnie Internationale Des Services Informatiques (CISI), Baker International and European Management Oil & Gas Investment.

Mr. Tartavull earned a Masters degree in Business Administration from the Institut d’Administration des Enterprises, Sorbonne University, a Masters of Science degree in Engineering from Ecole Nationale Superieure des Pétroles et des Moteurs, and a Bachelor of Science degree in Engineering and Computer Science from the Centre d’Etudes Supérieures des Techniques Industrielles, all in Paris, France. He is also a graduate of the Executive Program at the University of California at Los Angeles’ Anderson School of Management.

Mr. Tartavull has served on the Hypercom Board of Directors since April 2006, but has resigned as a director effective with his agreement to join the company as an executive officer. He formerly served on the Boards of Directors of Wilcox Inc. and Sextant Inc. Mr. Tartavull also served as an advisor to Black Pearl.

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits.

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Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners. This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding new executive appointments, market share growth, market acceptance of new products, product performance, product sales, revenues and profits. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward-looking statements include the ability to attract and retain qualified and experienced executives; the ability to win new customers and new businesses; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; market acceptance of new products and services; the performance of suppliers and subcontractors; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general and other risks detailed in our filings with the Securities and Exchange Commission, including the Company’s most recent 10-K and subsequent 10-Qs. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements. HYCF